UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 18, 2005

MENTOR CORPORATION

(Exact name of Registrant as specified in its charter)

Minnesota	0-7955	41-0950791
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

201 Mentor Drive

Santa Barbara, California 93111

(Address of principal executive offices)

(805) 879-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 20, 2005, Mentor Corporation (“Mentor”) issued a press release announcing its proposal to acquire Medicis Pharmaceutical Corporation (“Medicis”). The proposal was communicated on November 18, 2005 in a letter from Joshua H. Levine, Mentor’s President and Chief Executive Officer, to Jonah Shacknai, Medicis’ Chairman of the Board and Chief Executive Officer. The press release announcing the proposal, including the full text of the proposal letter delivered to Mr. Shacknai, is attached as Exhibit 99.1 to this Current Report and is incorporated herein by this reference.

For purposes of clarification, please note that Mentor Corporation has scheduled a conference call on Monday, November 21 regarding this announcement. Those interested in listening to a recording of the call may dial (800) 283-4593 at 10 a.m. EST November 21 until Midnight EST, November 28, 2005. You may also listen to the live webcast at 9 a.m. EST November 21 or the audio archived call at www.mentorcorp.com, Investor Relations site under “Audio Archives”.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit	Description
99.1	Press Release dated November 20, 2005 of Mentor Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act or 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2005	MENTOR CORPORATION

	By:	/s/ Loren L. McFarland
Loren L. McFarland
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated November 20, 2005 of Mentor Corporation